Exhibit 99.1

Atlantic Coast Financial Corporation and Bond Street Holdings Amend Definitive Merger Agreement to Remove Contingency from Per Share Consideration

JACKSONVILLE, Fla.--(BUSINESS WIRE)--April 23, 2013--Atlantic Coast Financial Corporation (the "Company") (NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today announced that the definitive merger agreement with Bond Street Holdings Inc.("Bond Street"), dated February 25, 2013, has been amended to eliminate the transaction's $2.00 per share contingency consideration. Accordingly, the Company's stockholders will receive upon closing of the transaction the entire $5.00 per share in cash for each share owned. The amended merger agreement was approved by the respective Boards of Directors of both the Company and Bond Street, a community-oriented bank holding company with $3.2 billion in total assets that operates 41 community banking branches along both Florida coasts and in the Orlando area.

The transaction is expected to close by the end of the second quarter of 2013, subject to customary closing conditions, including regulatory approvals and the approval of Company stockholders. Upon completion of the merger transaction, Atlantic Coast Bank will merge into Florida Community Bank, N.A., Bond Street's banking subsidiary.

Under the previously announced merger agreement, the Company's stockholders were to receive $5.00 per share in cash for each common share owned. Of that amount, $2.00 of the total per share consideration was to be held in an escrow account and available to cover losses from stockholder claims for one year or until the final resolution of such claims, if later. Under the terms of the amended agreement, that contingency has been lifted.

G. Thomas Frankland, President and Chief Executive Officer of the Company, said, "This amended merger agreement provides our stockholders with cash payment in full at the time the transaction closes, eliminating any and all uncertainty about the value stockholders will receive and the timing of that payment. It enables our stockholders to capitalize immediately upon closing on the compelling value the transaction provides relative to our stock's recent historical and present trading values and mitigate their investment's potential exposure given the regulatory environment in which the Company is now operating. Simply put, it provides a transaction for stockholders, our organization and customers with minimal execution risks compared with the other strategic alternatives that the Board considered. It simplifies the transaction's structure for stockholders and at the same time addresses the concerns about the transaction raised by certain dissenting stockholders. With the escrow requirement now eliminated in favor of a straightforward cash transaction, we are confident we are on track to finalize the transaction as planned, and we look forward to joining with Florida Community Bank to build an even stronger and more competitive community banking organization."

Kent Ellert, President and Chief Executive Officer of Florida Community Bank, said, "We have continued to carefully review all aspects of the proposed merger with Atlantic Coast Financial Corporation, and we have become confident that we do not need a contingency reserve for this transaction. The proposed transaction value of this merger transaction - $5.00 all cash per share payable in full at closing - is $13.1 million. As announced on February 26, 2013, the $5.00 per share merger consideration to be realized by stockholders represents a premium of approximately 49% to the Company's average stock price of $3.36 over the 10-day period ended February 25, 2013, and continues to be a premium to the stock price since that date. The transaction, in our view, is win-win for all parties - the stockholders of Atlantic Coast Financial Corporation, the banking organizations of both Atlantic Coast Bank and Florida Community Bank, and the customers and communities we serve. We look forward to the transaction's successful completion."

As announced in February, upon completion of the transaction, Atlantic Coast Bank will merge into Florida Community Bank, making Florida Community Bank the fourth largest bank headquartered in Florida, with almost $4 billion in assets and 53 locations along both Florida coasts and in Southeast Georgia.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

About Bond Street

Formed in 2009 and headquartered in South Florida, Bond Street has become the fifth largest independent bank in Florida. This transaction marks Florida Community Bank's first entry into the northeast Florida/southeast Georgia markets.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Additional Information

This communication is being made in respect of a proposed business combination transaction involving Atlantic Coast Financial Corporation and Bond Street Holdings, Inc. In connection with the proposed transaction, Atlantic Coast Financial Corporation will file with the Securities and Exchange Commission (the "SEC") a proxy statement to be distributed to the stockholders of the Company in connection with their vote on the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF ATLANTIC COAST FINANCIAL CORPORATION ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement will be mailed to stockholders of Atlantic Coast Financial Corporation. Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Atlantic Coast Financial Corporation's website (www.atlanticcoastbank.net) under the heading "Investor Relations" and then under the link "SEC Filings." These documents may also be obtained free of charge from Atlantic Coast Financial Corporation by requesting them in writing to Atlantic Coast Financial Corporation, 10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, Florida 32256; Attention: Thomas B. Wagers, Sr., Chief Financial Officer, or by telephone at (904) 565-8570.

Atlantic Coast Financial Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic Coast Financial Corporation's stockholders in connection with this transaction. Information about the directors and executive officers of Atlantic Coast Financial Corporation and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. You can find information about Atlantic Coast Financial Corporation's executive officers and directors in Atlantic Coast Financial Corporation's preliminary proxy statement for its Special Meeting filed with the SEC on March 27, 2013, and Atlantic Coast Financial Corporation's Annual Report on Form 10-K filed with the SEC on April 1, 2013, copies of which are available at the SEC's website or from Atlantic Coast Financial Corporation as described above.

CONTACT:
Atlantic Coast Financial Corporation
Corporate Communications, Inc.
Patrick J. Watson, 615-324-7309
pat.watson@cci-ir.com
or
Bond Street Holdings
Kekst and Company
Ross Lovern, 212-521-4876
ross-lovern@kekst.com